SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2009

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are amending the Form 8-K filed earlier today to provide further clarification related to the charitable distribution of 2,000,000 shares by Robert G. Pedersen II.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

As part of a charitable, estate and strategic partnership plan, Robert G. Pedersen II beneficially sold 800,000 restricted shares of ZAGG Incorporated common stock at a market premium of $8.00 per share to a strategic investor, which included an additional 230,769 warrants from Mr. Pedersen.

Concurrent with the sale of restricted shares, Mr. Pedersen donated 2,000,000 shares of ZAGG Incorporated common stock to charity including a 501(c)3 public charitable family foundation. These shares shall be held in the public foundation, which is a family foundation intended to retain and benefit other 501(c)3 charities with gifts during Mr. Pedersen’s lifetime and beyond. All of the ZAGG Inc shares gifted by Mr. Pedersen are restricted shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

By:    /s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer

Date:      July 10, 2009